EXHIBIT 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “First Amendment”) is made as of September 29, 2009, by and between AutoZone, Inc., a Nevada corporation and its various subsidiaries (collectively, “AutoZone”), and Robert D. Olsen (the “Employee”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

RECITALS

A.	AutoZone and the Employee previously entered into the Employment and Non-Compete Agreement, dated November 9, 2000.

B.	On December 29, 2008, AutoZone and the Employee amended the Employment and Non-Compete Agreement, and entered into the Amended and Restated Employment and Non-Compete Agreement (the “Agreement”).

C.	The parties hereto wish to amend certain terms of the Agreement, in order to reflect the new role Employee will fulfill for AutoZone.

D.	The parties hereto hereby amend the Agreement as follows, effective as of the Amended Effective Date.

AMENDMENT

1.	Effective Date. This Amendment shall be effective as of November 1, 2009 (the “Amended Effective Date”).

2.	Section 3. Replace “$450,000” in Section 3 with “$365,000”.

3.	Section 5. Section 5 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Employee shall serve as AutoZone’s Corporate Development Officer performing such duties as AutoZone’s Board of Directors may direct from time to time and as are normally associated with such a position, which include, but are not limited to, oversight for Mexico and ALLDATA as well as other strategic initiatives. AutoZone may, in its sole discretion, alter, expand or curtail the services to be performed by Employee or position held by Employee from time to time, without adjustment in compensation. Employee shall devote an average of 32 hours per week to AutoZone’s business. During the term of this Agreement, Employee shall not engage in any other business activity that conflicts with his duties with AutoZone, regardless of whether it is pursued for gain or profit. Employee may, however, invest his assets in or serve on the Board of Directors of other companies so long as they do not require Employee’s services in the day to day operation of their affairs and do not violate AutoZone’s conflict of interest policy. Notwithstanding, Employee may from time to time invest de minimus amounts in the publicly traded stock of Competitors (as defined below) upon written approval of AutoZone’s General Counsel.”

4.	Section 6. Section 6 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Other benefits to be received by Employee from AutoZone shall be the ordinary benefits received by AutoZone’s other employees, which may be changed by AutoZone in its sole discretion from time to time.”

5.	Section 8(a)(i). Section 8(a)(i) of the Agreement is hereby deleted and replaced in its entirety with the following:

“Subject to Paragraph 16(c) below, one (1) year of the Employee’s then-current Base Salary, payable in substantially equal installments over the one (1) year period following the date of such Separation from Service (the “Termination Date”) (such one-year period after the Termination Date, the “Continuation Period”) in accordance with AutoZone’s regular payroll practice, which amounts shall be payable on each payroll date on which AutoZone pays salary payments to its officers, beginning with the first such payroll date after the Termination Date (the “First Payroll Date”), and any amounts that would otherwise have been paid pursuant to this Paragraph 8(a)(i) prior to such payroll date shall be paid in a lump-sum on the First Payroll Date;”

6.	Section 8(a)(iii). Replace the phrase “equal to the sum on” in Section 8(a)(iii) with the phrase “equal to the sum of”.

7.	Section 8(a)(iv). In the first sentence of Section 8(a)(iv), delete the phrase “two times”.

8.	Section 12(i). Replace the phrase “two years” in Section 12(i) with the phrase “one year”.

9.	This First Amendment shall be and, as of its effectiveness, is hereby incorporated in and forms a part of the Agreement.

10.	Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, AutoZone and the Employee agree to the terms of this First Amendment to the Agreement, effective as of the Amended Effective Date.

AUTOZONE, INC.

By: /s/ William C. Rhodes, III
William C. Rhodes, III
Chairman, President &
Chief Executive Officer

By: /s/ Timothy W. Briggs
Timothy W. Briggs
Senior Vice President,
Human Resources

EMPLOYEE

/s/ Robert D. Olsen
Robert D. Olsen